UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2011

CHINA YIDA HOLDING, CO.
(Exact name of registrant as specified in its charter)

Delaware	000-26777	50-0027826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28/F Yifa Building
No. 111 Wusi Road
Fuzhou, Fujian, P. R. China
 (Address of principal executive office) (Zip Code)

(86) 591-28308388
Registrant’s telephone number, including area code:

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 26, 2011, China Yida Holding, Co. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) in Fuzhou, Fujian Province, China.  The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The election of directors to hold office for a one-year term expiring at the annual meeting in 2012 or until their respective successors are elected and qualified:

Director Name	For	Withheld	Broker Non-Votes

Minhua Chen	15,700,476	28,748	0
Yanling Fan	15,699,211	30,013	0
Michael Marks	15,713,358	15,866	0
Chunyu Yin	15,722,586	6,638	0
Fucai Huang	15,722,586	6,638	0

There were no abstentions on this matter.

Proposal 2: The ratification of appointment of Freidman LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2011.

For:	16,645,827
Against:	27,102
Abstained:	1,354
Broker Non-Votes:	0

Proposal 3: The advisory vote regarding the Company’s overall pay-for-performance executive compensation program.

For:	15,667,616
Against:	59,411
Abstained:	2,197
Broker Non-Votes:	945,059

Proposal 4: The advisory vote on frequency of say on pay votes.

1 Year	3,226,064
2 Years	4,876
3 Years	12,496,758
Abstained:	1,526
Broker Non-Votes:	945,059

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Yida Holding, Co.

By:	/s/ Minhua Chen
Name: Minhua Chen
Title: Chief Executive Officer
Dated: June 30, 2011